FOR IMMEDIATE RELEASE

Investor Relations Contact: Dave Spille webMethods, Inc. 703-460-5972 dspille@webMethods.com	Media Contacts: Sandy McBride webMethods, Inc. 408-969-5614 sandy.mcbride@webMethods.com	Ross Levanto Schwartz Communications, Inc. 781-684-0770 webMethods@schwartz-pr.com

WEBMETHODS ANNOUNCES RECORD SECOND QUARTER REVENUE RESULTS
AND BREAKS EVEN AHEAD OF SCHEDULE

Quarterly Total Revenues Increase 310% Year-over-Year and 30% Sequentially,
Results Demonstrate Market Demand for End-to-End B2Bi Solution Suite

FAIRFAX, Va.––October 25, 2000—webMethods, Inc. (Nasdaq: WEBM), the leading provider of business-to-business integration (B2Bi) solutions, today announced record revenue results for the second quarter ended September 30, 2000. Quarterly revenues of $45.7 million propelled the company to break even ahead of internal projections and analyst estimates.

Total revenue for the second quarter of fiscal 2001 increased 310% to $45.7 million, compared to $11.1 million for the same period in the prior year. The net loss for the second fiscal quarter 2001, excluding acquisition and non-cash charges related to amortization of deferred stock compensation, goodwill and acquired intangibles, was $64 thousand or $0.00 per share, which beat the First Call consensus estimate of a loss of $0.11 per share. For the corresponding period in fiscal 2000, the net loss was $6.6 million or $0.46 per share. Including acquisition and non-cash charges related to amortization of deferred stock compensation, goodwill and acquired intangibles, webMethods’ net loss for the second fiscal quarter 2001 was $48.8 million, or $1.04 per share, compared to a net loss of $7.4 million, or $0.52 per share in the fiscal second quarter 2000.

“By any measure of financial performance, our second quarter was a great success. Breaking even in the same quarter that we completed our acquisition of Active Software, is a powerful indication of the success of this integration,” said Phillip Merrick, president and CEO of webMethods, Inc. “But these numbers alone do not fully convey the outstanding progress we made in virtually every area of our business, or the tremendous opportunity before us. We finished the quarter with remarkable momentum, including the delivery of our new end-to-end B2Bi Solution Suite, the addition of 88 new customers and expanded partnerships with Deloitte Consulting, EDS and Ariba. We also expanded our global footprint with new offices in Australia, Japan, Korea, Singapore and Taiwan, and over 700 dedicated webMethods employees around the world. We continue to see very strong growth within the Global 2000 market and momentum from industry-backed exchanges as we execute on our vision and strengthen our position as the leader in B2Bi.”

Highlights for webMethods Second Fiscal Quarter 2001

•	Successful Integration of Active Software: The highlight of the quarter was the completion of webMethods acquisition of Active Software. With this acquisition, webMethods has created a new standard for B2Bi delivering integration all the way from the mainframe, across packaged business applications and out over the firewall to trading partners and marketplaces. The integration of the two companies product lines into one comprehensive B2Bi Solution Suite accounted for approximately one third of total revenues this quarter.

•	Strong Customer Growth: During the quarter, webMethods continued to win significant business from Global 2000 companies and key B2B marketplaces bringing the total customer base to more than 500. webMethods business grew in key vertical markets such as chemicals, financial services, high technology and telecommunications with new and supplementary business from customers such as ATOFINA Chemicals, Andrew Corporation, Cable & Wireless, Carnival Corporation, Celanese AG, Chase Manhattan Bank, Comdisco, Corporate Express, Disney, First Energy, GMAC Mortgage, General Electric, Icarian Corporation, Lubrizol Corporation, Office Depot, PerkinElmer, Rockwell Automation, SAIC, Supervalu, Toshiba America and Wells Fargo.

webMethods also added customers from key industry-backed exchanges: logistics.com, OneChem, PaperExchange.com, PetroCosm, RetailersMarketXchange (RMX), ShipChem.com and TheSupply.com.

•	Customers Move into Production: During the quarter customers such as Compaq, Lexmark, Lands’ End, Synnex, Outpurchase.com, Time Warner and Standard Register deployed webMethods B2Bi solutions and began to see rapid returns on their investments.

•	Expanding Corporate Footprint through Global Expansion: During the course of the quarter webMethods significantly expanded its presence in Europe and launched operations in the Pacific Rim with operations in Australia, Japan, Korea, Singapore and Taiwan. This success is illustrated by critical international wins including Avantel, S.A., Bouygues Construction, Dresdner Kleinwort Benson, GE Access, hemscott.net, industrysuppliers.com, Moreover.com, Ltd., Regus, SESAMi.com, ST Micro and Versatel.

•	New Products Open New Markets: During the quarter, webMethods announced and shipped three major new products: webMethods Mainframe Integration Server, webMethods B2B for Trading Networks and webMethods Business Integrator.

webMethods Mainframe Integration Server provides fast and highly scalable access to CICS and IMS transactions and data – without the risky, costly and time-consuming source code modifications required by other mainframe integration approaches.

webMethods B2B for Trading Networks provides a comprehensive solution for building, managing and analyzing B2B trading networks.

webMethods Business Integrator, a graphical process modeler, enables organizations to quickly implement or customize business integration processes and deploy them without programming.

•	New and Expanded Partnerships Continue to Drive Growth: Partners continued to play a key role in webMethods’ business model in the second quarter as the company expanded several key partnerships with systems integrators and technology partners. A major highlight is a multi-tiered partnership with EDS to address the critical needs of customers seeking rapid integration for their B2B initiatives. Under the terms of the partnership, EDS will resell the full range of webMethods B2Bi solutions and the two companies will partner to deliver specific solution sets to new and existing EDS customers. This quarter, the companies launched the first solution set, the webMethods Ariba Supplier Solution, to accelerate and simplify supplier integration with the Ariba Commerce Services Network.

This relationship builds on webMethods role as Ariba’s preferred vendor of B2B integration solutions for connection to the Ariba Commerce Services Network. Additionally, webMethods announced its participation in Ariba’s Network Connect Program to help enhance the openness of the Ariba B2B Commerce Platform to buyers and marketplaces.

Through an expanded relationship with Deloitte Consulting, webMethods delivered B2B.com, a powerful, hosted web-based solution that enables Global 2000 companies and major B2B trading exchanges to rapidly deploy trading networks of any size. Deloitte Consulting, EDS, KPMG and Lante were among the systems integrator partners referring their customers to webMethods this quarter.

Additional partnerships secured this quarter include: AMS, AristaSoft, Collaborex, Contivo, Entrust, G-Log, Interwoven, NONSTOP Solutions and Rare Medium.

About webMethods, Inc.

webMethods, Inc. (Nasdaq: WEBM) is the leading provider of software solutions for business-to-business integration (B2Bi). As the only company providing seamless B2Bi across the Internet and throughout the extended enterprise, webMethods provides Global 2000 companies and B2B marketplaces with a complete, end-to-end solution for integrating customers, suppliers and partners into real-time B2B trading networks, while also increasing internal operational efficiencies. The webMethods product family allows companies to create new revenue opportunities, strengthen relationships with customers, substantially reduce supply chain inefficiencies and streamline internal business processes.

Founded in 1996, webMethods is based in Fairfax, Va., with offices across the U.S., Europe and Asia. With an emphasis on key vertical markets such as chemicals, financial services, high-tech manufacturing and telecommunications, webMethods has more than 500 customers worldwide—from Global 2000 leaders such as Citibank, Dell, Eastman Chemical Company, Fidelity Investments, Grainger, Motorola and Starbucks to major B2B marketplaces like ChemConnect, e-STEEL and Ventro. webMethods strategic partners include Ariba, Commerce One, Deloitte Consulting, EDS, i2 Technologies, J.D. Edwards, KPMG, Microsoft, Oracle Corp., SAP AG and Siebel. More information about the company can be found at www.webMethods.com.

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webMethods and webMethods B2B are trademarks of webMethods, Inc. All other company and product names are property of their respective owners.

This press release contains various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the Risk Factors section of webMethods’ recent Registration Statement on Form S-4, the company’s Form 10-K for the year ended March 31, 2000 and Form 10-Q for the quarter ended June 30, 2000, which are on file with the Securities and Exchange Commission.